--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                             HEALTH CARE REIT, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             HEALTH CARE REIT, INC.

                          NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                                  MEETING DATE

                                  MAY 3, 2001

                               ------------------

                            YOUR VOTE IS IMPORTANT!

  YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             HEALTH CARE REIT, INC.
                                  One SeaGate
                                   Suite 1500
                               Toledo, Ohio 43604

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 3, 2001

TO THE SHAREHOLDERS OF HEALTH CARE REIT, INC.:

     The Annual Meeting of Shareholders of Health Care REIT, Inc. will be held on May 3, 2001 at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:

     1. The election of three Directors for a term of three years;

     2. The approval of an amendment to the Company's 1995 Stock Incentive Plan to increase the number of shares available for issuance;

     3. The ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 2001; and

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 8, 2001 will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          ERIN C. IBELE
                                          Vice President and Corporate Secretary

Toledo, Ohio

March 30, 2001

     PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                             HEALTH CARE REIT, INC.

                                  ONE SEAGATE
                                   SUITE 1500
                               TOLEDO, OHIO 43604

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 3, 2001

                                    GENERAL

     This Proxy Statement is furnished to the shareholders of Health Care REIT, Inc. (the "Company") by its Management and the Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting"), which is scheduled to be held on Thursday, May 3, 2001 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the shareholders will be asked to elect three Directors, approve an amendment to the Company's 1995 Stock Incentive Plan, ratify the appointment of Ernst & Young LLP as independent auditors and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any shareholder giving a proxy has the right to revoke it any time before it is voted by filing with the Vice President/Corporate Secretary of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Vice President/Corporate Secretary of the Company.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies in writing or by telephone, fax or personal interview. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Mellon Investor Services LLC to solicit proxies for a fee not to exceed $5,000, plus expenses and other customary charges.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of voting securities outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting. The three nominees for election as Directors who receive the highest number of votes therefor at the Annual Meeting shall be elected as Directors. Approval of all other matters shall require the affirmative vote of a majority of the shares of voting securities present in person or represented by proxy.

     The executive offices of the Company are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to shareholders was March 31, 2001. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE VICE PRESIDENT/CORPORATE SECRETARY, HEALTH CARE REIT, INC. AT THE ABOVE ADDRESS.

                         VOTING SECURITIES OUTSTANDING

     The Company had outstanding 28,879,061 shares of common stock, $1.00 par value per share (the "shares of common stock") and 3,000,000 shares of Series C cumulative convertible preferred stock, $1.00 par value per share (the "shares of preferred stock") on March 30, 2001. These shares constitute the only classes of outstanding voting securities of the Company. Shareholders of record at the close of business on March 8, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. On all matters to come before the Annual Meeting, each share of common stock is entitled to one vote and each share of preferred stock is entitled to .97561 of one vote, the percentage of common shares into which a preferred share is currently convertible.

                   PROPOSAL 1 -- ELECTION OF THREE DIRECTORS

     The Company is currently authorized to have nine Directors. The By-Laws divide the Board into three classes: Class I, Class II, and Class III. The Directors are elected for a three-year term or until the election and qualification of their respective successors. Proxies received will be voted to elect the three Directors named below to serve for a three-year term until their respective successors are elected and have qualified or until their earlier resignation or removal.

     If any nominee declines or is unable to accept such nomination to serve as a Director, events which Management does not now expect, the proxy reserves the right to substitute another person as a Management nominee, or to reduce the number of Management nominees, as they shall deem advisable. The Proxy solicited hereby will not be voted to elect more than three Directors.

                                   CLASS III
                            DIRECTORS TO BE ELECTED

     JEFFREY H. DONAHUE, AGE 54. Mr. Donahue is Executive Vice President and Chief Financial Officer of The Rouse Company (real estate development and operations), a position he has held since December 1998. From September 1993 to December 1998, Mr. Donahue served as Senior Vice President and Chief Financial Officer of The Rouse Company. He has served as a Director of the Company since 1997 and is a member of the Board's Compensation, Investment and Planning Committees.

     BRUCE G. THOMPSON, AGE 71. Mr. Thompson served as a consultant to the Company in 1997 and 1998. From 1970 to October 1996, Mr. Thompson was the Chairman and Chief Executive Officer of the Company. In addition, Mr. Thompson serves as President and a Director of First Toledo Corporation (developer of health care facilities), a position he has held since June 1994. Mr. Thompson is also a Director of Kingston HealthCare Company (manager of health care facilities). Mr. Thompson has served as a Director of the Company since 1971 and is a member of the Board's Executive, Investment and Planning Committees.

     RICHARD A. UNVERFERTH, AGE 77. Mr. Unverferth is Chairman of Unverferth Manufacturing, Inc. (agricultural equipment manufacturer). In addition, Mr. Unverferth is Chairman of H.C.F., Inc. (operator of skilled nursing facilities). Mr. Unverferth has served as a Director of the Company since 1971 and is a member of the Board's Audit, Compensation, Executive, Investment, Nominating and Planning Committees.

     THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES. The nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

                                    CLASS I
                       DIRECTORS WHOSE TERMS CONTINUE (1)

     WILLIAM C. BALLARD, JR., AGE 60. Mr. Ballard is Of Counsel to Greenebaum, Doll & McDonald PLLC (law firm) and has held this position since 1992. From 1972 to 1992, Mr. Ballard was the Executive Vice President, Chief Financial Officer and Director of Humana Inc. (provider of integrated health care services). Mr. Ballard also serves as a Director of Mid-America Bancorp (commercial bank), Healthcare Recoveries, Inc. (healthcare subrogation and recovery services) and UnitedHealth Group (managed care company). Mr. Ballard has served as a Director of the Company since 1996 and is a member of the Board's Investment, Nominating and Planning Committees.

     PETER J. GRUA, AGE 47. Mr. Grua is a Principal and President of HLM Management Company, Inc. (registered investment adviser). From 1986 until 1992, Mr. Grua was a Managing Director and Senior Analyst of Alex. Brown & Sons, Incorporated (brokerage services). Mr. Grua has served as a Director of the Company since 1999 and is a member of the Board's Investment, Nominating and Planning Committees.

     R. SCOTT TRUMBULL, AGE 52. Mr. Trumbull is the Executive Vice President International Operations & Corporate Development of Owens-Illinois, Inc. (manufacturer of glass and plastic packaging products) and has held this position since 1993. Mr. Trumbull is a member of the Board of Franklin Electric Company, Inc. (manufacturer of electric motors). Mr. Trumbull has served as a Director of the Company since 1999 and is a member of the Board's Audit, Investment and Planning Committees.

                                    CLASS II
                       DIRECTORS WHOSE TERMS CONTINUE (2)

     PIER C. BORRA, AGE 61. Mr. Borra is the Chairman, President and Chief Executive Officer of CORA Health Services, Inc. (outpatient rehabilitation services), a position he has held since January 1998. From April 1985 to December 1997, Mr. Borra served as Chairman, President and Chief Executive Officer of Arbor Health Care Company (operator of nursing homes). Mr. Borra has served as a Director of the Company since 1991 and is a member of the Board's Compensation, Investment and Planning Committees.

     GEORGE L. CHAPMAN, AGE 53. Mr. Chapman became Chairman, Chief Executive Officer and President of the Company in October 1996. From 1992 to October 1996, Mr. Chapman served in various capacities, including President, Executive Vice President and General Counsel of the Company. Mr. Chapman has served as a Director of the Company since 1994 and is a member of the Board's Executive, Investment, Nominating and Planning Committees.

     SHARON M. OSTER, AGE 52. Ms. Oster is Professor of Economics, Entrepreneurship and Management, Yale University School of Management. Ms. Oster also serves as a Director of Aristotle Corporation (holding company for a manufacturer of educational products) and Transpro, Inc. (designer and manufacturer of precision transportation products). Ms. Oster has served as a Director of the Company since 1994 and is a member of the Board's Audit, Investment and Planning Committees.
---------------
(1) The terms of Messrs. Ballard, Grua and Trumbull expire in 2002.

(2) The terms of Messrs. Borra and Chapman and Ms. Oster expire in 2003.

                              BOARD AND COMMITTEES

     The Board met four times during the year ended December 31, 2000. The Board has standing Audit, Executive, Compensation, Investment, Nominating and Planning Committees. In 1997, the Board appointed a subcommittee of the Investment Committee to meet between Investment Committee meetings. In 2000, each incumbent Director attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.

     The Audit Committee met three times during the year ended December 31, 2000. The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent auditors; reviews the plan and results of the auditing engagement with the independent auditors; reviews the adequacy of the Company's system of internal accounting controls; and directs and supervises investigations into matters within the scope of its duties. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

     The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) between meetings of the Board.

     The Compensation Committee, which met two times during 2000, is generally responsible for determining the nature and amount of compensation for Executive Officers.

     The Investment Committee and its subcommittee each met one time during the year ended December 31, 2000.

     The function of the Nominating Committee, which did not meet during 2000, is to select and recommend to the full Board nominees for election as Directors. The Committee may, in its discretion, consider nominees proposed by shareholders of the Company for the 2002 Annual Meeting of Shareholders, provided such recommendations are in writing, contain a description of the nominee's qualifications and his consent to serve, and are received by the Company by November 30, 2001.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with Management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from Management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without Management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Sharon M. Oster, Audit Committee Chair
R. Scott Trumbull, Audit Committee Member
Richard A. Unverferth, Audit Committee Member

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of February 1, 2001, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares of common stock by each person who is a Director of the Company, each Executive Officer, and by the Directors and Executive Officers of the Company as a group. Unless noted below, each person has sole voting and investment power regarding the Company's shares. Also, unless noted below, the beneficial ownership of each person represents less than 1% of the outstanding common shares of the Company. No member of the group below owns any shares of the Class C cumulative convertible preferred stock. Other than Rothschild Realty Investors IIA, L.L.C. as described below, the Company's

Management is not aware of any person who, as of December 31, 2000, was the beneficial owner of more than 5% of the outstanding voting securities of the Company.

                                                                    COMMON STOCK
                                           ---------------------------------------------------------------
                                           SHARES HELD       OPTIONS EXERCISABLE         TOTAL SHARES
        NAME OF BENEFICIAL OWNER           OF RECORD(1)        WITHIN 60 DAYS         BENEFICIALLY OWNED
        ------------------------           ------------      -------------------    ----------------------
William C. Ballard, Jr. .................     13,800                20,001                   33,801
Pier C. Borra............................     49,500                20,001                   69,501
Raymond W. Braun.........................     72,446               201,500                  273,946
George L. Chapman........................    143,465               467,692                  611,157(3)
Michael A. Crabtree......................     22,926                28,000                   50,926
Jeffrey H. Donahue.......................      4,250                20,001                   24,251
Peter J. Grua............................     10,500                15,001                   25,501
Charles J. Herman, Jr....................      7,500                     0                    7,500
Erin C. Ibele............................     32,239                94,125                  126,364
Sharon M. Oster..........................      4,500                20,001                   24,501
Bruce G. Thompson........................    211,149                20,001                  231,150
R. Scott Trumbull........................      2,000                 5,001                    7,001
Richard A. Unverferth....................      7,316(2)             20,001                   27,317
All Directors and Executive Officers as a
  group (13 persons).....................    581,591               931,325                1,512,916(4)

---------------

(1) Includes all restricted shares granted under the Company's 1995 Stock Incentive Plan or Stock Plan for Non-Employee Directors beneficially owned by such Directors and Executive Officers as of February 1, 2001.

(2) Mr. Unverferth disclaims beneficial ownership of 3,816 shares held in his sons' names.

(3) As of February 1, 2001, Mr. Chapman beneficially owned 2.12% of the outstanding common shares of the Company. Includes 2,100 shares held in his sons' names.

(4) Total beneficial ownership represents 5.25% of the outstanding common shares of the Company.

     Based upon a filing made with the Securities and Exchange Commission in April 1999, the only shareholder known to the Company to be the beneficial owner of more than 5% of the Company's outstanding voting securities at December 31, 2000 is set forth below:

                                                              COMMON STOCK           PERCENT OF
                                                           BENEFICIALLY OWNED    OUTSTANDING COMMON
                    BENEFICIAL OWNER                        UPON CONVERSION            STOCK
                    ----------------                       ------------------    ------------------
Five Arrows Realty Investors II, L.L.C.
  1251 Avenue of the Americas, New York, NY 10020........      2,926,830               9.22%(1)

---------------

(1) Includes 2,926,830 shares of common stock that are issuable upon the conversion of the 3,000,000 shares of the Company's Series C Cumulative Convertible Preferred Stock held by Five Arrows Realty Securities II, L.L.C., and its sole Managing Member, Rothschild Realty Investors IIA, L.L.C.

EXECUTIVE OFFICERS OF THE COMPANY

     The following information is furnished as to the Executive Officers of the
Company:

     GEORGE L. CHAPMAN, AGE 53. Since October 1996, Mr. Chapman has served as Chairman, Chief Executive Officer and President of the Company. As described above, since 1992 Mr. Chapman has served in various executive capacities with the Company.

     RAYMOND W. BRAUN, AGE 43. Mr. Braun has served as Executive Vice President and Chief Financial Officer since July 2000 and as Chief Operating Officer since January 1997. From January 1993 through January 1997, Mr. Braun served in various roles, including Assistant Vice President, Vice President and Assistant General Counsel of the Company.

     MICHAEL A. CRABTREE, AGE 44. Mr. Crabtree has served as Treasurer of the Company since July 2000 and as Controller of the Company since July 1996. Prior to that date, Mr. Crabtree was Chief Financial Officer of Westhaven Services Co., a provider of pharmaceutical services to nursing homes, holding that position from July 1993 through July 1996.

     ERIN C. IBELE, AGE 39. Ms. Ibele has served as Vice President and Corporate Secretary of the Company since January 1993. Since 1986, Ms. Ibele has served in various capacities with the Company.

     CHARLES J. HERMAN, JR., AGE 35. Mr. Herman has served as Vice President of Operations since August 2000. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that date, Mr. Herman was also a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded during 1991.

                                  REMUNERATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents the total compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company during 1998, 1999 and 2000, and the total compensation awarded, earned, or paid during 1998, 1999 and 2000 to the Company's most highly compensated Executive Officers who were serving at the end of 2000, and whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                      --------------------------
                                                                       RESTRICTED
                                              ANNUAL COMPENSATION        STOCK        SECURITIES     ALL OTHER
             NAME AND                        ---------------------       AWARDS       UNDERLYING    COMPENSATION
        PRINCIPAL POSITION           YEAR    SALARY($)    BONUS($)       ($)(1)       OPTIONS(#)       ($)(2)
        ------------------           ----    ---------    --------    ------------    ----------    ------------
George L. Chapman,                   2000    $441,000     $418,950     $  420,250      175,000        $33,639
  Chairman, Chief Executive          1999     420,000      393,222        496,875      125,000         20,000
  Officer and President              1998     400,000      467,288        587,500      125,000         13,725

Raymond W. Braun,                    2000     231,958      209,903        231,138       96,250         26,289
  Executive Vice President,          1999     210,000      172,035        248,438       62,500         20,000
  Chief Financial Officer and        1998     200,000      198,210        293,750       62,500         13,725
  Chief Operating Officer

Michael A. Crabtree                  2000     116,005       60,248        100,860       42,000         21,309
  Treasurer and Controller           1999      99,000       46,344         99,375       25,000         18,002
                                     1998      90,000       47,500        105,750       22,500         11,576

Erin C. Ibele,                       2000     106,838       50,748         84,050       35,000         20,571
  Vice President,                    1999     101,750       47,631         99,375       25,000         18,553
  Corporate Secretary                1998      92,500       48,750        117,500       25,000         11,357

Charles J. Herman, Jr.               2000      83,333       50,000        126,075       52,500              0
  Vice President, Operations         1999         N/A          N/A            N/A          N/A            N/A
                                     1998         N/A          N/A            N/A          N/A            N/A

---------------
(1) The restricted stock awards vest ratably over five years. The restricted stock awards set forth above are valued at the time of grant. The table below shows the aggregate amounts of restricted stock held at December 31, 2000, and the value of such restricted stock (calculated by multiplying the amount of restricted stock by the closing market price of $16.25 on the last trading day of 2000). Dividends are paid on the restricted shares at the same rate as on all other shares of common stock of the Company. Such dividends are not included in the Summary Compensation Table.

                                                                                              RESTRICTED
                                                                                             STOCK GRANTS
                                       NUMBER OF SHARES OF                                       WITH
                                       RESTRICTED STOCK AT     VALUE OF RESTRICTED STOCK        RESPECT
                                        DECEMBER 31, 2000        AT DECEMBER 31, 2000           TO 2000
                                       -------------------     -------------------------     -------------
George L. Chapman...................         93,771                   $1,523,779                25,000
Raymond W. Braun....................         47,848                      777,530                13,750
Michael A. Crabtree.................         16,900                      274,625                 6,000
Erin C. Ibele.......................         19,790                      321,588                 5,000
Charles J. Herman, Jr...............          7,500                      121,875                 7,500

(2) Includes $76,445, $76,555, and $50,383 for 2000, 1999 and 1998,
    respectively, that were or will be contributed in connection with the Company's Retirement Plan and Trust and Money Purchase Pension Plan. "All Other Compensation" also includes $25,362 of principal otherwise payable to the Company that was forgiven in 2000 pursuant to the terms of the Company's Executive Loan Program established in connection with the Stock Incentive Plan. See "Stock Incentive Plan."

EMPLOYMENT AGREEMENTS

     The Company and Mr. Chapman entered into a three-year employment agreement effective January 1, 1997, subject to optional successive three-year renewal terms. Mr. Chapman will serve as the Company's Chairman, Chief Executive Officer and President and receive a minimum annual base salary of $350,000 per annum for 1997 and $400,000 per annum for subsequent years, as well as discretionary annual bonuses and stated fringe benefits. Mr. Chapman's annual base salary was increased to $454,230, effective January 1, 2001. If Mr. Chapman is terminated without cause, he would receive severance pay for the remaining term of the agreement or for 24 months, whichever is greater. If he resigns during the 12 months following a "change in corporate control" (as defined in the employment agreement), he would receive severance pay for 36 months. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to 50 percent of his annual base salary. At Mr. Chapman's election, the Company would instead make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported at the date the election is delivered. Mr. Chapman's stock option and restricted stock awards under the 1995 Stock Incentive Plan would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause. In addition, if it is determined that any payment by the Company to Mr. Chapman would be a golden parachute subject to excise tax, the amount of the payments to him would be increased to cover such excise tax.

     The Company has entered into similar employment agreements with the Company's other Executive Officers, which provide for two-year terms, minimum annual salaries, stated benefits, and severance payments in the event of a termination without cause or a change in corporate control.

STOCK INCENTIVE PLAN

     The Company's 1995 Stock Incentive Plan (the "Stock Incentive Plan") authorizes the Compensation Committee of the Board to grant eligible officers and key employees of the Company awards consisting of options to purchase shares of common stock, stock appreciation rights, dividend equivalent rights, shares of restricted stock or performance shares. Pursuant to the Executive Loan Program established in connection with the Stock Incentive Plan, in December 2000 and January 2001, the Company loaned an aggregate of $305,901 to the Company's Executive Officers and one key employee to assist such individuals with paying taxes related to the vesting of restricted stock awards. The Compensation Committee has the discretion to select the particular officers and key employees who will receive awards. At February 1, 2001, 13 officers and key employees of the Company were eligible to participate.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   NUMBER OF      % OF TOTAL
                                     SHARES        OPTIONS
                                   UNDERLYING     GRANTED TO     EXERCISE
                                    OPTIONS       EMPLOYEES      OR BASE                        GRANT
                                   GRANTED(#)     IN FISCAL       PRICE       EXPIRATION        DATE
              NAME                  (1),(2)          YEAR         ($/SH)         DATE        VALUE($)(3)
---------------------------------  ----------     ----------     --------     ----------     -----------
George L. Chapman................   175,000           36%        $ 16.81      10/17/10        $110,250
Raymond W. Braun.................    96,250           20%          16.81      10/17/10          60,638
Michael A. Crabtree..............    42,000            9%          16.81      10/17/10          26,460
Erin C. Ibele....................    35,000            7%          16.81      10/17/10          22,050
Charles J. Herman, Jr............    52,500           11%          16.81      10/17/10          33,075

---------------

(1) All of the options granted vest between the years 2001 and 2005.

(2) The terms of the options granted permit cashless exercises and payment of the option exercise price by delivery of previously owned shares.

(3) Calculated using the Black-Scholes option valuation methodology. In using such methodology, the following variables were used: risk-free interest rate of 5.14%, dividend yields of 12.0%, expected lives of seven years, and expected volatility of .244%. The actual value, if any, that an Executive Officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an Executive Officer will be at or near the value estimated by the Black-Scholes model.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SHARES
                                                              UNDERLYING                     VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                            SHARES       VALUE            AT FISCAL YEAR END               AT FISCAL YEAR END($)(2)
                          ACQUIRED ON   REALIZED   ---------------------------------   ---------------------------------
          NAME            EXERCISE(#)    ($)(1)    EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
------------------------  -----------   --------   --------------   ----------------   --------------   ----------------
George L. Chapman.......    0            N/A          454,135           421,633               $0                $0
Raymond W. Braun........    0            N/A          198,332           206,918                0                 0
Michael A. Crabtree.....    0            N/A           28,000            81,500                0                 0
Erin C. Ibele...........    0            N/A           59,130           114,545                0                 0
Charles J. Herman,
  Jr....................    0            N/A                0            52,500                0                 0

---------------

(1) Value at exercise is the difference between the closing market price on the date of exercise less the exercise price per share, multiplied by the number of shares acquired on exercise.

(2) Calculated based on the closing market price on the last trading day of 2000 multiplied by the number of applicable shares covered by in-the-money options, less the total exercise price for such shares.

COMPENSATION OF DIRECTORS

     In 2000, each Director received a fee of $20,000 for his or her services as such, which fee did not increase in 2001. In addition, each Director received a fee of $1,500 for each Board meeting attended. For 2000 and 2001, members of the Audit and Compensation Committees received or will receive $1,000 for each meeting attended, and for the same time period, members of the Investment and Planning Committees will receive $1,200 and $1,500, respectively, for each such committee meeting attended.

     Director's fees are not paid to Mr. Chapman. The fees paid to all other Directors totaled $235,600 in 2000.

     During 1997, the Company adopted the Stock Plan for Non-Employee Directors. Pursuant to this Plan, in January 2000 each Director not employed by the Company was granted 1,000 shares of restricted stock and stock options to purchase 5,000 shares. In future years, each eligible Director will receive additional stock options to purchase 5,000 shares and annual grants of 1,000 shares of restricted stock. All of the options have an option exercise price equal to the fair value of the shares at the time the options were granted. The options granted to a Director under this Plan may not be exercised more than 10 years after the date the options are granted. Option awards generally become exercisable in three equal installments on the first three anniversaries of the date of grant, so that one-third of the shares subject to the options will first become available for purchase by the Director on each of these anniversaries. The other terms of these awards are set forth in detail in the Stock Plan for Non-Employee Directors.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board is generally responsible for determining the nature and amount of compensation for Executive Officers. The Committee currently consists of three non-employee Directors, Pier C. Borra, Jeffrey H. Donahue and Richard A. Unverferth. During the year ended December 31, 2000, the Compensation Committee of the Board met twice. The Compensation Committee utilizes the services of FPL Associates, a nationally recognized executive compensation consulting firm, and Findley Davies, Inc., the Company's benefits consultants, to assist the Compensation Committee in reviewing and developing the Company's executive compensation program. Based largely on comparative compensation information provided by FPL Associates, which included a detailed survey of the compensation practices of other REITs in the health care industry, the Compensation Committee believes that the Company's executive compensation program remains within the market range for the Company's peer group of companies, and is well-designed to support the Company's incentive-based compensation philosophy.

     The Compensation Committee believes that compensation for the Chief Executive Officer and other Executive Officers should be generally competitive with other REITs, in order to retain and attract top management. The three key components of the Company's Executive Officer compensation system are annual salaries, annual incentive bonuses and long-term incentives. In determining compensation for each of these three components, the Compensation Committee reviewed and considered data compiled by the Company's compensation consultants on salary, bonus and incentive compensation paid to executive officers by a number of peer group companies with which the Company was compared.

     The Executive Officers' base salaries are established in their employment agreements and the Compensation Committee may adjust those base salaries from time to time, as it deems appropriate. For 2000, following discussions with the Chief Executive Officer and the Company's compensation consultants, the Compensation Committee approved salary increases for each Executive Officer, providing an adjustment for increased cost of living and to keep their compensation levels consistent with the other peer-group REITs for similar executive officer positions.

     Annual bonus compensation payments are based on attaining certain financial and non-financial business objectives of the Company on an annual basis. The 2000 bonuses for the Executive Officers were based on the 2000 program of performance goals approved by the Compensation Committee at its January 2000 meeting. For 2000, these goals related in large part to the Company's success in executing its disposition and redeployment plan, obtaining additional liquidity and restructuring the Company's portfolio to include target levels of stabilized facilities, and reducing exposure to construction projects. The Committee also considered the Company's efforts to maintain its credit ratings and improve its ranking within the health care REIT sector, as well as the Committee's subjective appraisal of each Executive Officer's satisfaction of certain individual non-financial goals.

     Long-term incentives are primarily based on more closely aligning incentives with increasing shareholder value, individual performance and an individual's potential contributions to the Company's profitability and long-term growth. The Company's 1995 Stock Incentive Plan is the Company's primary vehicle for providing long-term incentive compensation, and is intended to enable the Company to continue to provide its Executive Officers and other key employees with competitive equity-based compensation in order to create appropriate long-term incentives. Under the terms of the Company's 1995 Stock Incentive Plan, the Compensation Committee has authority to approve stock option awards, restricted shares or other equity-based incentive awards to Executive Officers and key employees and to determine the terms of these awards.

     In October 2000, the Compensation Committee granted Executive Officers of the Company stock options to purchase an aggregate of 400,750 shares, and also granted them an aggregate of 57,250 shares of restricted stock. The Compensation Committee's decision to grant these stock options and restricted stock awards was based on, among other things, the Company's success in implementing its disposition and redeployment plan and restructuring its portfolio during the fiscal year ended December 31, 2000, the Compensation Committee's subjective evaluation of the individuals' past and expected future contributions to the Company's achievement of its long-term performance goals, and the Compensation Committee's goal of increased stock retention by Executive Officers.

     At its October 2000 meeting, the Compensation Committee increased Mr. Chapman's annual base salary for 2001 from $441,000 to $454,230, an increase based upon the recommendation of the Committee's consultant, in light of the base salaries paid to CEOs of similarly situated REITs and increases in the cost of living during the prior year. In addition to his base salary, Mr. Chapman was eligible in 2000 to receive an annual bonus based on a percentage of his annual base salary, with the percentage earned to depend on achievement of certain financial and non-financial goals established by the Committee at its January 2000 meeting. For 2000, these goals related in large part to the Company's disposition and redeployment plan and restructuring its portfolio as well as the Committee's subjective appraisal of Mr. Chapman's satisfaction of certain individual non-financial goals. Based upon Mr. Chapman's achievement of the targeted goals and his overall performance in 2000, he was awarded an annual bonus of $418,950, approximately 95 percent of his annual base salary. The Compensation Committee believes that the amount of Mr. Chapman's compensation is consistent with general compensation levels within the health care REIT industry and appropriate in view of the Company's performance in 2000.

     On January 1, 2001, a Supplemental Executive Retirement Plan (the "SERP") was established to provide an enhanced retirement program for selected executives. The Plan provides an opportunity for participants to receive retirement benefits which cannot be paid under the qualified plans because of the restrictions imposed by ERISA and the Internal Revenue Code of 1986. The SERP benefit is designed to provide a benefit equal to 35% of the average of the highest three years of total compensation at retirement, offset by the actuarial equivalent of the benefit provided by the Company's qualified plans.

     The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Executive Officers of the Company in light of the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee will strive to provide Executive Officers with attractive, well-designed compensation packages which will generally preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility depend upon the timing of an Executive Officer's vesting or exercise of previously granted rights. Moreover, interpretations of any changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments to Executive Officers and benefits to the extent reasonably practical and to the extent consistent with its other compensation objectives, but reserves the right to make incentive-based awards not exempt from these limits where such awards are appropriate and will not have a material impact on shareholder value.

     The Compensation Committee is committed to maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of its shareholders. The Compensation Committee periodically reviews its program in order to make any further changes it considers necessary to achieve such objectives.

Pier C. Borra, Compensation Committee Chair
Jeffrey H. Donahue, Compensation Committee Member
Richard A. Unverferth, Compensation Committee Member

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change and the cumulative total shareholder return on the Company's shares against the cumulative total return of the S & P Composite-500 Stock Index and the NAREIT Hybrid Index. Nine companies comprise the NAREIT Hybrid Index. The Index consists of REITs identified by NAREIT as hybrid (those REITs which have both mortgage and equity investments). Upon written request to the Vice President/Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, the Company will provide shareholders with the names of the component issuers. The data are based on the last closing prices as of December 31 for each of the five years. 1995 equals $100 and dividends are assumed to be reinvested.
[LINE GRAPH]

                                                        S & P 500                    COMPANY                     HYBRID
                                                        ---------                    -------                     ------
12/31/95                                                 100.00                      100.00                      100.00
12/31/96                                                 122.96                      149.05                      129.35
12/31/97                                                 163.99                      185.93                      143.26
12/31/98                                                 210.86                      186.87                       94.52
12/31/99                                                 255.20                      121.11                       60.59
12/31/00                                                 231.96                      149.11                       67.63

     Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Compensation Committee and Shareholder Return Performance Presentation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This information shall not otherwise be deemed filed under such Acts.

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own beneficially more than 10 percent of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and The New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PARTNERSHIP FINANCINGS

     The Company has provided direct loans and credit enhancements to three partnerships in connection with two assisted living and retirement facilities and two nursing homes. First Toledo Corporation, of which Mr. Thompson owns 50%, serves as a general partner in each partnership. The partnership structures facilitated industrial development bond financing. Credit enhancements were provided in the form of the Company's agreement to purchase the facilities or the bonds in the event of default by the partnerships. The Company has contingent obligations under the agreements to purchase which currently total $8,445,000. For the years ended 2000, 1999 and 1998, the Company received $177,000, $177,000, and $253,000, respectively, in connection with its contingent obligations pursuant to the agreements to purchase. An affiliate of Mr. Thompson, Kingston HealthCare Company ("Kingston") operates three of the four facilities. For the years ended 2000, 1999 and 1998, the Company recorded interest income with respect to these three facilities of $153,000, $148,000, and $83,000, respectively. All of the related party matters were approved by a majority of Directors unaffiliated with the transactions. For the years ended December 31, 2000, 1999 and 1998, revenues from related parties totaled $499,000, $1,156,000, and $1,236,000, or .36%, .90%, and 1.26%, respectively, of the revenues of the Company.

              PROPOSAL 2 -- AMENDMENT OF THE STOCK INCENTIVE PLAN

     The Board of Directors has determined that it is desirable to amend the Company's 1995 Stock Incentive Plan to increase the aggregate number of shares that may be issued under the Stock Incentive Plan by an additional 1,400,000 shares. The Board believes this increase is necessary in order to continue to provide adequate incentives to eligible employees in future years. The Company's Stock Incentive Plan currently authorizes an aggregate of 2,368,000 shares to be issued as stock awards under the Plan. As of January 31, 2001, options to purchase approximately 1,873,000 shares had been granted and in some cases exercised, and approximately 313,000 shares of restricted stock had been granted. Only 182,000 shares remain available for future awards. The Board therefore proposes the Company adopt a Second Amendment to the Stock Incentive Plan which would, if approved by the Company's stockholders, increase the aggregate number of shares available to be issued under the Stock Incentive Plan by 1,400,000 shares.

     THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED SECOND AMENDMENT TO THE STOCK INCENTIVE PLAN. The affirmative vote of a majority of the shares of voting securities present in person or represented by proxy at the Annual Meeting will be required for such approval.

                 PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP served as independent auditors of the Company for the year ended December 31, 2000 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 2001. Ernst & Young LLP has served as independent auditors of the Company since the Company's inception in 1970. Although the submission of this matter for approval by shareholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the shareholders. If this appointment is not ratified by the holders of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2002 because of the difficulty and expense of making a substitution. The 2000 annual audit fees were $100,000 and fees for all other nonaudit services totaled $122,235. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP. The affirmative vote of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for such ratification.

                               VOTING PROCEDURES

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.

                                 OTHER MATTERS

     Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the person named in the proxy will vote in accordance with his judgment on such matters.

       SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2002 ANNUAL MEETING

     The Board of Directors requests that any shareholder proposals intended for inclusion in the Company's proxy materials for the 2002 Annual Meeting be submitted to Erin C. Ibele, Vice President and Corporate Secretary of the Company, in writing no later than November 30, 2001. Unless the Company has been given written notice by February 13, 2002 of a shareholder proposal to be presented at the 2002 Annual Meeting other than by means of inclusion in the Company's proxy materials for the Meeting, persons named in the proxies solicited by the Board of Directors for the Meeting may use their discretionary voting authority to vote against the proposal.

                                          BY THE ORDER OF THE BOARD OF DIRECTORS

                                          Erin C. Ibele
                                          Vice President and Corporate Secretary

                                                                      APPENDIX A

                             HEALTH CARE REIT, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and any legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee will take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and any legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                               HEALTH CARE REIT, INC.

                      PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 The undersigned hereby appoints G. L. Chapman with full
            power of substitution, to vote all shares of voting securities of Health Care REIT, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on Thursday, May 3, 2001 or any adjournments thereof.

                 YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                       TAKING OF A VOTE ON THE MATTERS HEREIN.

                 Returned proxy cards will be voted: (1) as specified on
            the matters listed below; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

                                     (Over)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -
       P
       R
       O
       X
       Y

                                                       PLEASE  MARK    [X]
[                                                        YOUR CHOICE
                                                         LIKE THIS
                                                         IN BLUE OR
                                                         BLACK INK.

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND VOTES "FOR" ALL OF THE FOLLOWING.

                                      WITHHOLD
                             FOR ALL  FOR ALL                         FOR  AGAINST ABSTAIN                       FOR AGAINST ABSTAIN

   1. Election of three        [  ]    [  ]      2. The approval      [ ]    [ ]     [ ]       3. Ratification of [ ]   [ ]    [ ]
      Directors for a                               of an amendment                               the appointment
      term of three                                 to the Company's                              of Ernst & Young
      years:                                        1995 Stock Incentive                          LLP as
                                                    Plan to increase the                          independent
     JEFFREY H. DONAHUE                             number of shares                              auditors for the
     BRUCE G. THOMPSON                              available for                                 fiscal year
     RICHARD A. UNVERFERTH                          issuance.                                     2001.

                                                                                               4. With discretionary authority on
     TO WITHHOLD AUTHORITY                                                                        any other business that may
      TO VOTE FOR ANY                                                                             properly come before the meeting
      INDIVIDUAL NOMINEE,                                                                         or any adjournment thereof.
      PLEASE WRITE THE
      PERSON'S NAME IN THE
      FOLLOWING SPACE:

     -----------------------

 Signature _______________________________  Signature if Held Jointly____________________________ Date___________ , 2001

        Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person's title indicated.
-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -